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Exhibit 10.26.1

AMENDMENT TO THE DISTRIBUTION AGREEMENT

        This Amendment to the Distribution Agreement ("AGREEMENT") is entered into as of April 28, 1999 (the "Effective Date") by and between MedImmune, Inc. a Delaware corporation, having its principal place of business at 35 West Watkins Mill Road, Gaithersburg, MD 20878 ("MEDIMMUNE") and Abbott International, Ltd., a Delaware corporation, having its principal place of business at 200 Abbott Park Road, Abbott Park, IL 60064.

WITNESSETH

        WHEREAS, MEDIMMUNE and Abbott International, Ltd. entered into a Distribution Agreement as of December 1, 1997 (the "DISTRIBUTION AGREEMENT").

        WHEREAS, the parties desire to amend the DISTRIBUTION AGREEMENT.

1.    DEFINITIONS

  1.1
  All fully capitalized terms used in this AGREEMENT have the same meaning as in the DISTRIBUTION AGREEMENT, except as otherwise defined above.

2.    AMENDMENT

  2.1
  Section 3.3 of the DISTRIBUTION AGREEMENT is amended to add the following Sections 3.3(f), 3.3(g), 3.3(h) and 3.3(i):

            (f)    For a period of two (2) years from the Effective Date of this AGREEMENT, the amount invoiced by MEDIMMUNE to ABBOTT under Section 3.3(a)(i)(A) and 3.3(a)(i)(B) shall be as follows:

      (A)
      For 100 mg vials: (CONFIDENTIAL TREATMENT REQUESTED).

      (B)
      For 50 mg vials: (CONFIDENTIAL TREATMENT REQUESTED).

            (g)  The amounts paid under Section 3.3(f) shall be treated as being paid under Section 3.3(a)(i) for the purpose of determining the credit due under Section 3.3(a)(ii)

            (h)  With respect to each vial for which ABBOTT is invoiced under Section 3.3(a)(i) as modified by Section 3.3(i), which is not sold by ABBOTT prior to the expiration date therefor, by December 15th of each calendar year, for each unsold vial that has reached the expiration date during the period from October 1st of the previous calendar year through September 30th of the applicable calendar year, ABBOTT shall pay the price therefor under Section 3.2(a) using as NET SALES the weighted average of NET SALES of PRODUCT sold in the TERRITORY for the period from July 1stthrough September 30th of the applicable calendar year, with the amount paid therefor under Section 3.3(f) being credited against the amount due under this Section 3.3(h). The payment under this Section 3.3(h) shall include a report with respect to expired vials for the applicable period.

            (i)    With respect to each vial for which ABBOTT is invoiced under Section 3.3(a)(i) as modified by Section 3.3(f), within forty-five (45) days following the end of each CALENDAR QUARTER, as part of the report under Section 3.3(b), ABBOTT shall provide to MEDIMMUNE a written country-by-country report of the inventory and sales of such vials.—

3.    EFFECT

  3.1
  The DISTRIBUTION AGREEMENT is amended as provided hereinabove as of the date first above written in accordance with Secion 14.3 of the DISTRIBUTION AGREEMENT. All other items and provisions of the DISTRIBUTION AGREEMENT shall be unaffected by this AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective representatives hereunto duly authorized as of the day and year first above-written.

ABBOTT INTERNATIONAL, LTD.		MEDIMMUNE, INC.
By:	/s/ ROBERT L. PARKINSON, JR. Robert L. Parkinson, Jr.	By:	/s/ MELVIN D. BOOTH Melvin D. Booth
Name:	Robert L. Parkinson, Jr.	Name:	Melvin D. Booth
Title:	President & COO	Title:	President

JOINDER

        The undersigned, Abbott Laboratories, an Illinois corporation, hereby consents to this AGREEMENT and joins in the execution of this AGREEMENT for the purpose of obligating itself to the obligations and undertakings of Abbott International, Ltd., as set forth in this AGREEMENT.

ABBOTT LABORATORIES
By:	/s/ ROBERT L. PARKINSON, JR. Name: Robert L. Parkinson, Jr. Title President & COO

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  Exhibit 10.26.1
AMENDMENT TO THE DISTRIBUTION AGREEMENT